UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2022

GRAN TIERRA ENERGY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34018	98-0479924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 900, 520-3 Avenue SW
Calgary, Alberta, Canada
T2P 0R3

(Address of Principal Executive Offices)

(Zip Code)

(403) 265-3221

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GTE	NYSE American Toronto Stock Exchange London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

Gran Tierra Energy Inc. (“Gran Tierra”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on May 4, 2022. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of (1) the number of votes for, against or abstaining for each director, (2) the number of votes for, against or abstaining for each other matter, and (3) the number of broker non-votes with respect to each matter. A more complete description of each matter is set forth in Gran Tierra’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2022 (the “Proxy Statement”).

Proposal 1 – Election of Directors

Gran Tierra’s stockholders duly elected each of the nominees proposed by Gran Tierra to serve until Gran Tierra’s 2023 Annual Meeting of Stockholders or until their respective successor has been duly elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Votes
Gary S. Guidry	103,665,849	2,705,019	335,573	70,556,916
Peter J. Dey	87,911,653	16,790,829	2,003,958	70,556,916
Evan Hazell	101,024,231	3,687,499	1,994,709	70,556,916
Robert B. Hodgins	99,364,937	5,271,675	2,069,828	70,556,916
Alison Redford	102,220,046	2,277,191	2,209,202	70,556,916
Ronald W. Royal	102,253,165	2,332,143	2,121,131	70,556,916
Sondra Scott	99,637,172	4,984,846	2,084,421	70,556,916
David P. Smith	102,123,557	2,587,313	1,995,570	70,556,916
Brooke Wade	99,835,833	4,866,966	2,003,641	70,556,916

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

Gran Tierra’s stockholders ratified the selection of KPMG LLP as Gran Tierra’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The tabulation of votes on this matter was as follows:

Shares voted for:	170,088,249
Shares voted against:	6,495,233
Shares abstaining:	679,874
Broker non-votes:	0

Proposal 3 – Approval of Named Executive Officer Compensation

Gran Tierra’s stockholders approved, on an advisory basis, the compensation of Gran Tierra’s named executive officers, as disclosed in the Proxy Statement. The tabulation of votes on this matter was as follows:

Shares voted for:	94,910,820
Shares voted against:	10,923,981
Shares abstaining:	871,640
Broker non-votes:	70,556,915

Proposal 4 – Approval of the Preferred Frequency of Solicitation of Stockholders Advisory Votes on the Compensation of Gran Tierra’s Named Executive Officers

Gran Tierra’s stockholders approved, on an advisory basis, “Every Year” as the preferred frequency of solicitation of stockholder advisory votes on the compensation of Gran Tierra’s named executive officers. The tabulation of votes on this matter was as follows:

Every Year:	88,490,938
Every Two Years:	1,655,691
Every Three Years:	9,191,649
Shares Abstaining:	7,353,011
Broker non-votes:	70,572,067

At the Annual Meeting, in accordance with the recommendation of the Board of Directors, Gran Tierra’s stockholders approved, on an advisory basis, “Every Year” as the preferred frequency of solicitation of stockholder advisory votes on the compensation of Gran Tierra’s named executive officers. In accordance with these results and its previous recommendation, the Board of Directors determined that future advisory votes on named executive compensation will be held every year until the next required advisory vote on the frequency of stockholder votes on the compensation of named executive officers, which Gran Tierra expects to hold no later than its 2028 Annual Meeting of Stockholders.

Proposal 5 – Approval of 2007 Equity Incentive Plan, as amended

Gran Tierra’s stockholders approved the 2007 Equity Incentive Plan, as amended. The tabulation of votes on this matter was as follows:

Shares voted for:	71,854,873
Shares voted against:	33,685,877
Shares abstaining:	1,165,690
Broker non-votes:	70,556,915

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2022	GRAN TIERRA ENERGY INC.

/s/ Ryan Ellson
By: Ryan Ellson
Title: Executive Vice President and Chief Financial Officer